UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 30, 2015 (December 30, 2015)

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ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.
On December 30, 2015, the Registrant’s subsidiaries, Auxilium Pharmaceuticals, Inc. (“Auxilium”) and Endo Ventures Limited (“Endo Ventures”), provided written notice to VIVUS, Inc. (“VIVUS”) that: (i) Auxilium was terminating the License and Commercialization Agreement (the “License Agreement”), by and between Auxilium and VIVUS; and (ii) Endo Ventures was terminating the related Commercial Supply Agreement (the “Supply Agreement” and, together with the License Agreement, the “VIVUS Agreements”), by and between Endo Ventures (by assignment from Auxilium) and VIVUS. The effective date of the termination is June 30, 2016. Auxilium and Endo Ventures are terminating the VIVUS Agreements in accordance with their terms and the termination will not give rise to any early termination fees or penalties.
Under the License Agreement, Auxilium has the exclusive right to commercialize VIVUS’s pharmaceutical product STENDRA® (avanafil) for the treatment of any urological disease or condition in humans, including male erectile dysfunction, in the U.S. and Canada and their respective territories. During the term of the License Agreement, royalty payments are payable to VIVUS based on tiered percentages of the aggregate annual net sales of STENDRA®. The royalty payments may increase with the achievement of specified thresholds of aggregate annual net sales of the product and may decrease with the entry of a generic product to the market.
Pursuant to the related Commercial Supply Agreement, VIVUS exclusively supplies and manufactures STENDRA®, directly or through one or more third party subcontractors, for Endo Ventures. Endo Ventures pays to VIVUS its manufacturing cost plus a certain percentage mark up for each unit of STENDRA®.
A copy of the notice of termination is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01.    Other Events.
On December 30, 2015, the Registrant’s subsidiary, Endo Ventures Bermuda Limited (“Endo Bermuda”), provided written notice to Acerus Pharmaceuticals Corporation (f/k/a Trimel BioPharma SRL, “Acerus”) that Endo Bermuda was terminating the License, Development and Supply Agreement (“Acerus Agreement”), by and between Endo Bermuda and Acerus. The effective date of the termination is June 30, 2016. Endo Bermuda is terminating the Acerus Agreement in accordance with its terms and the termination will not give rise to any early termination fees or penalties.
Pursuant to the Acerus Agreement, Endo Bermuda acquired from Acerus the sole and exclusive commercial rights in the U.S. and Mexico of Natesto™ (testosterone nasal gel), the first and only testosterone nasal gel for replacement therapy in adult males diagnosed with hypogonadism.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Notice of Termination, effective as of June 30, 2016, of (i) the License and Commercialization Agreement by and between Auxilium and VIVUS and (ii) the Commercial Supply Agreement, by and between Endo Ventures (by assignment from Auxilium) and VIVUS.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC
(Registrant)

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: December 30, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
Notice of Termination, effective as of June 30, 2016, of (i) the License and Commercialization Agreement by and between Auxilium and VIVUS and (ii) the Commercial Supply Agreement, by and between Endo Ventures (by assignment from Auxilium) and VIVUS.